                           STOCK PURCHASE AGREEMENT


                             Dated July 16, 1999,


                                 by and among


                       COLLEGE TELEVISION NETWORK, INC.

                     a Delaware corporation ("Purchaser");
                                              ---------


                       ARMED FORCES COMMUNICATIONS, INC.

                           d/b/a MARKET PLACE MEDIA

                      a New York corporation ("Company");
                                               -------


                                      and


                         COLLEEN GORDON and KEVIN WEST

                      (collectively, the "Shareholders")
                                          -------------

                               TABLE OF CONTENTS

                            STOCK PURCHASE AGREEMENT

ARTICLE I.....................................................................    1
     SECTION 1.1     Agreement to Purchase and Sell Shares....................    1
     SECTION 1.2     Purchase Price...........................................    1
     SECTION 1.3     Closing..................................................    2

ARTICLE II....................................................................    2
     SECTION 2.1     Incorporation and Qualification of the Company...........    2
     SECTION 2.2     Capital Stock of the Company.............................    3
     SECTION 2.3     Subsidiaries and Other Business Entities.................    3
     SECTION 2.4     Authority; Enforceability................................    3
     SECTION 2.5     Consents; No Conflicts...................................    4
     SECTION 2.6     Corporate Records of the Company.........................    4
     SECTION 2.7     Financial Statements; Limitations........................    5
     SECTION 2.8     Absence of Certain Changes, Events and Conditions........    6
     SECTION 2.9     Accounts Receivable......................................    8
     SECTION 2.10    Inventory................................................    8
     SECTION 2.11    Intellectual Property....................................    8
     SECTION 2.12    Tangible Personal Property...............................    9
     SECTION 2.13    Material Contracts.......................................    9
     SECTION 2.14    Employee Benefit Plans...................................   10
     SECTION 2.15    Labor and Immigration Matters............................   15
     SECTION 2.16    Taxes....................................................   16
     SECTION 2.17    Litigation and Claims....................................   17
     SECTION 2.18    Licenses.................................................   18
     SECTION 2.19    Compliance with Laws.....................................   18

     SECTION 2.20    Insurance.................................................  18
     SECTION 2.21    Bank Accounts.............................................  18
     SECTION 2.22    Brokers...................................................  19
     SECTION 2.23    Governmental Authorization................................  19
     SECTION 2.24    Amounts Owing.............................................  19
     SECTION 2.25    Employees and Consultants.................................  19
     SECTION 2.26    No Undisclosed Liabilities................................  19
     SECTION 2.27    Real Property Leases......................................  19
     SECTION 2.28    Certain Interests.........................................  20
     SECTION 2.29    Suppliers.................................................  20
     SECTION 2.30    Powers of Attorney........................................  20
     SECTION 2.31    Environmental Compliance..................................  21
     SECTION 2.32    Absence of Certain Business Practices.....................  22
     SECTION 2.33    Year 2000 Compliance......................................  22
     SECTION 2.34    Material Customers; No Change in Business Arrangements....  23
     SECTION 2.35    Other Information.........................................  23

ARTICLE III....................................................................  23

     SECTION 3.1     Incorporation and Authority of Purchaser..................  23
     SECTION 3.2     No Conflicts..............................................  24
     SECTION 3.3     Investment Purpose........................................  24
     SECTION 3.4     Brokers and Consultants...................................  24

ARTICLE IV.....................................................................  24

     SECTION 4.1     Conduct of Business Prior to the Closing..................  24
     SECTION 4.2     Access to Information.....................................  25
     SECTION 4.3     Consents; Satisfaction of Closing Conditions..............  25
     SECTION 4.4     Notices of Certain Events.................................  25
     SECTION 4.5     Certain Taxes Arising in Connection with this Agreement...  26

     SECTION 4.6     Tax Matters...................................................  26
     SECTION 4.7     Public Announcements..........................................  26
     SECTION 4.8     Hart-Scott-Rodino Filing......................................  26
     SECTION 4.9     Section 338(h)(10) Election...................................  26
     SECTION 4.10    Expenses......................................................  27
     SECTION 4.11    Disclosure....................................................  27
     SECTION 4.12    [INTENTIONALLY OMITTED].......................................  27
     SECTION 4.13    Further Assurances............................................  27
     SECTION 4.14    Certain Receivables Matters...................................  27
     SECTION 4.15    Working Capital Adjustment....................................  28

ARTICLE V..........................................................................  28

     SECTION 5.1     Conditions to Obligations of the Company and Shareholders.....  28
     SECTION 5.2     Conditions to Obligations of Purchaser........................  29

ARTICLE VI.........................................................................  31

     SECTION 6.1     Survival of Representations, Warranties and Covenants.........  31
     SECTION 6.2     Indemnification by the Shareholders...........................  31
     SECTION 6.3     Indemnification by the Purchaser..............................  31
     SECTION 6.4     General Indemnification Provisions............................  31
     SECTION 6.5     Limits on Indemnification and Liability.......................  32
     SECTION 6.6     Payment of Claims.............................................  33
     SECTION 6.7     No Recourse Against the Company...............................  33

ARTICLE VII........................................................................  33

     SECTION 7.1     Termination...................................................  33
     SECTION 7.2     Waiver........................................................  33

ARTICLE VIII.......................................................................  33
     SECTION 8.1     Notices.......................................................  33
     SECTION 8.2     Headings......................................................  34

     SECTION 8.3     Severability..................................................  34
     SECTION 8.4     Entire Agreement..............................................  35
     SECTION 8.5     Assignment....................................................  35
     SECTION 8.6     No Third-Party Beneficiaries..................................  35
     SECTION 8.7     "Knowledge" Defined...........................................  35
     SECTION 8.8     Amendment.....................................................  35
     SECTION 8.9     Counterparts..................................................  35
     SECTION 8.10    Binding Agreement.............................................  35
     SECTION 8.11    Governing Law; Binding Arbitration............................  36

                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of
                                     ---------
the 16th day of July, 1999, by and among COLLEGE TELEVISION NETWORK, INC., a Delaware corporation ("Purchaser"), ARMED FORCES COMMUNICATIONS, INC., a New
                       ---------
York corporation d/b/a Market Place Media (the "Company"), and COLLEEN GORDON
                                                -------
("Gordon") and KEVIN WEST ("West"), both individual residents of the State of
  ------                    ----
California (collectively, the "Shareholders").
                               ------------

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock (the "Shares") of the Company; and
                    ------

     WHEREAS, the Shareholders desire to sell, and Purchaser desires to purchase, all of the Shares owned by the Shareholders;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged conclusively, the parties, intending to be legally bound, agree as follows:

                                  ARTICLE I.
                               PURCHASE AND SALE

     SECTION 1.1  Agreement to Purchase and Sell Shares. Subject to the terms
                  -------------------------------------
and conditions of this Agreement, the Shareholders agree to sell, transfer and assign to Purchaser, and Purchaser agrees to purchase, on the Closing Date (as defined in Section 1.3 below), all of the Shares of the Company, free and clear of all security interests, pledges, liens, encumbrances, charges, or restrictions on the ownership, use, voting, transfer, receipt of dividends or other attributes of ownership.


     SECTION 1.2  Purchase Price.
                  --------------

          (a)  The aggregate purchase price (the "Purchase Price") shall be
                                                  --------------
Thirty Million and No/100 Dollars ($30,000,000.00), subject to the adjustments made, if any, pursuant to Section 4.15 of this Agreement. The Purchase Price shall be allocated among the Shareholders in the manner set forth on Schedule
                                                                     --------
1.2(a) attached.
------

          (b) Subject to Section 4.15 hereof, at the Closing, $27,500,000 shall be paid to the Shareholders in cash (the "Cash Payment") in accordance with the
                                          ------------
allocations set forth on Schedule 1.2(a), and $2,500,000 (the "Deferred
                         ---------------                       --------
Payment") shall be deposited into escrow, pursuant to the terms set forth in the
-------
escrow agreement (the "Escrow Agreement") attached as Exhibit 1.2(b). All
                       ----------------               --------------
expenses associated with the escrow shall be shared equally between the Shareholders and the Purchaser. The Shareholders shall be entitled to any interest that accrues in the escrow account on the Deferred Payment paid to the Shareholders.

          (c) The Company shall prepare, with the assistance of PricewaterhouseCoopers, LLP, in connection with certain specific review procedures, a balance sheet of the Company as of the Closing Date (the "Closing
                                                                        -------
Balance Sheet"), and related statements of income for the period then ended. The
-------------
completion of the Closing Balance Sheet shall be conducted in accordance with generally accepted accounting principles, except as varied by prior Company practices as set forth on Schedule 2.7(a) hereto.
                          ---------------

The Closing Balance Sheet shall be used to determine the Net Book Value of the Company as of the Closing Date. The Purchase Price shall be adjusted downward, dollar for dollar, to the extent that the Net Book Value of the Company on the Closing Date is less than $1,420,000. For purposes of this Agreement, "Net Book
                                                                       --------
Value" shall mean the total assets of the Company, minus, without duplication,
-----
(i) the sums attributable to (a) goodwill, (b) intangible items such as unamoritzed debt discount and expense, patents, trade and service marks, copyrights, and research and development expenses, and (c) all reserves not already deducted from assets, and (ii) total liabilities (total liabilities shall include the amount of all obligations that should in accordance with generally accepted accounting principles be classified as liabilities on the balance sheet of the Company, including in any event, all indebtedness, contingent or otherwise). For purposes of the Net Book Value calculation, the World Xchange Receivable (as defined in Section 4.14 hereof) shall be valued at its full face value. Within 75 days following the Closing Date, the Closing Balance Sheet shall be prepared by the Company and delivered to the Shareholders together with working papers. In the event that the Purchaser and the Shareholders agree in writing as to the Closing Balance Sheet (after any mutually agreed modifications thereto are made), then such Closing Balance Sheet shall be final and binding upon the parties hereto; provided, however, that the
                                                    --------  -------
determination of whether the Purchaser and the Shareholders agree as to the Closing Balance Sheet shall be made no later than 100 days following the Closing Date. In the event that the Shareholders and the Purchaser cannot so agree in writing within 100 days following the Closing Date, then any items or issues in dispute shall be resolved in accordance with Section 8.11 below. Notwithstanding anything in this Section 1.2(c) to the contrary, should an adjustment to the Purchase Price be made pursuant to Section 4.15 of this Agreement, the amount of such adjustment shall be included within the determination of any adjustment to be made pursuant to this Section 1.2(c), so that there are no multiple reductions for the same shortfall.

     SECTION 1.3  Closing. Subject to the terms and conditions hereof, the
                  -------
closing ("Closing") shall take place at such location specified by the Purchaser
          -------
upon the later of (a) five business days following satisfaction of the conditions set forth in sections 5.1(f) and 5.2(h) below, or (b) such other date as shall be mutually acceptable to the Company, Purchaser and the Shareholders (the "Closing Date").
      ------------

                                  ARTICLE II.
                        REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS

     As an inducement to Purchaser to enter into this Agreement, the Company and the Shareholders hereby jointly and severally represent and warrant to, and covenant and agree with, the Purchaser as set forth below. Notwithstanding any investigation by Purchaser, its directors, officers, employees, independent contractors, agents or representatives, including its attorneys and accountants, no exception disclosed to Purchaser or its directors, officers, employees, independent contractors, agents or its representatives, including its attorneys and accountants, shall constitute an exception to a representation or warranties set forth in this Agreement or any other agreement related hereto, including this Article II, unless the exception is set forth in the Schedules attached to this Agreement.

     SECTION 2.1  Incorporation and Qualification of the Company. The Company is
                  ----------------------------------------------
a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, and has all corporate power and authority, together with all material governmental licenses, authorizations, consents and approvals, required to own, operate or lease the properties and assets now owned, operated or leased by the Company and to carry on its business. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary.

All jurisdictions in which the Company is qualified as a foreign corporation are set forth on Schedule 2.1 attached.
             ------------

     SECTION 2.2  Capital Stock of the Company.
                  ----------------------------

          (a) The authorized capital stock of the Company consists of 200 shares of common stock, no par value per share, of which 100 shares are issued and outstanding. The issued and outstanding shares of common stock of the Company (comprising all of the Shares) are owned as follows: 50 shares are owned by Gordon, and 50 shares are owned by West. Each outstanding Share has been duly authorized and validly issued, and is fully paid and non-assessable. There are no outstanding (i) shares of capital stock or other voting securities of the Company other than those owned by the Shareholders, as set forth above, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options (including employee stock options), warrants or rights of conversion or other rights, agreements, arrangements or commitments obligating, or which may obligate, the Company to sell or issue any additional shares of the Company's capital stock, (iv) obligations of the Company to issue any voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or (v) equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company (the items in clauses
(i), (ii), (iii), (iv) and (v) being referred to collectively as the "Company
                                                                      -------
Securities"). There are no outstanding obligations of the Company to repurchase,
----------
redeem or otherwise acquire any of the Company Securities.

          (b) The Shareholders now have, and on the Closing Date will have, good, valid and marketable title to the number and class of Shares listed opposite such Shareholder's name on Schedule 2.2(b), free and clear of any Stock
                                    ---------------
Encumbrances (as defined below). The Shareholders now have, and on the Closing Date will have, the legal right and power, and all consents, approvals and authorizations required by law, to enter into this Agreement and to sell, transfer and deliver such shares in the manner provided in this Agreement, and no such action will contravene any provision of applicable law or any agreement or other instrument binding upon such Shareholder or any writ, order or injunction of any court or other governmental body. Upon Closing, the Shareholders shall transfer to Purchaser all right, title and interest in and to the Shares, (including, without limitation, the community property interest each Shareholder may have in the Shares held by the other Shareholder), free and clear of any Stock Encumbrances. As used in this Agreement, "Stock Encumbrances"
                                                             ------------------
shall mean any security interest, pledge, lien, charge, adverse claim of ownership or use, or any restriction on ownership, use, voting, transfer or receipt of dividends, or any encumbrance of any kind.

     SECTION 2.3  Subsidiaries and Other Business Entities. There are no
                  ----------------------------------------
corporations, partnerships, joint ventures or other business entities in which the Company owns, of record or beneficially, any direct or indirect equity interest or any right, contingent or otherwise, to acquire the same.

     SECTION 2.4  Authority; Enforceability.
                  -------------------------

          (a) The Company has all corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company, and (assuming due authorization, execution and delivery by Purchaser) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect, if any, of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and the effect, if any, of general principles of equity.

          (b) The Shareholders have the full right, power and capacity to execute, deliver and perform this Agreement and each other certificate, agreement, document and instrument to be delivered by the Shareholders in connection with the transactions contemplated by this Agreement (collectively, the "Shareholder Ancillary Documents") and to consummate the transactions
     -------------------------------
contemplated hereby and thereby. This Agreement and the Shareholder Ancillary Documents have been duly and validly executed and delivered by the Shareholders or, in the case of any Shareholder Ancillary Documents to be executed and delivered hereafter, such Shareholder Ancillary Documents will have been duly and validly executed and delivered as of the Closing. This Agreement and the Shareholder Ancillary Documents each constitute, or in the case of any Shareholder Ancillary Documents to be executed hereafter, such Shareholder Ancillary Documents will constitute the Shareholders' legal, valid and binding obligations, enforceable against the Shareholders in accordance with their terms. The execution, delivery and performance by the Shareholders of this Agreement and the Shareholder Ancillary Documents and consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the passing of time, or both, (i) violate any provision of law, statute, rule or regulation to which the Shareholders are subject, (ii) violate any order, judgment or decree applicable to the Shareholders, or (iii) violate, conflict with or result in a breach or a default under, or cause the termination of, any term or condition of any court order, trust document, will, agreement, document or other instrument to which any Shareholder is a party or by which any Shareholder or such Shareholder's properties are bound.

          (c) The Company is not a guarantor or otherwise liable for the debts or obligations of any other person.

     SECTION 2.5  Consents; No Conflicts. Except as set forth on Schedule 2.5
                  ----------------------                         ------------
attached, the execution, delivery and performance of this Agreement by the Company and the Shareholders and the consummation by the Company and the Shareholders of the transactions contemplated hereby do not and will not:

          (a) violate or conflict with the certificate of incorporation or bylaws or other organizational documents of the Company;

          (b) conflict with or violate any law, rule or regulation of, or any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with, any foreign federal, state or local governmental authority, body, agency official, regulatory or administrative agency, body or official, or governmental commission, court, tribunal, body, or agency (singularly and collectively, a "Governmental Authority") applicable to the Company or its
                 ----------------------
business;

          (c) conflict with, result in any breach of, constitute a material default under (or constitute an event which with the giving of notice or lapse of time, or both, would become or result in a conflict, breach or default under), or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use or any encumbrance of any kind (collectively, an "Encumbrance") on the Company, its assets or the
                            -----------
Shares pursuant to any agreement, contract or other instrument, to which the Company is a party or by which any of its assets or properties or the Shares are bound or affected.

     SECTION 2.6  Corporate Records of the Company. The stock records and minute
                  --------------------------------
books of the Company heretofore furnished to Purchaser by the Company correctly show the total number of shares of its capital stock issued and outstanding and all corporate action taken by the directors and shareholders of the Company (including action taken by consent without a meeting), and contain true, correct and complete copies or originals of the certification of incorporation and bylaws and all amendments thereto.

     SECTION 2.7  Financial Statements; Limitations.
                  ---------------------------------

          (a) The Company has previously delivered to Purchaser copies of financial statements of the Company (the "Financial Statements") consisting of
                                          --------------------
(i) balance sheets of the Company for the twelve month periods ending December 31, 1996, December 31, 1997 and December 31, 1998 (the "Fiscal Year-End Balance
                                                        -----------------------
Sheets"), and a balance sheet (the "Interim Balance Sheet") as of May 31, 1999
------                              ---------------------
(the "Interim Balance Sheet Date"), and (ii) related statements of income and
      --------------------------
retained earnings and cash flows of the Company for the periods then ended. The Financial Statements and notes present fairly in all respects the financial condition of the Company (as to the balance sheets), the results of operation for the periods then ended, the changes in stockholders' equity and the cash flow of the Company as at the respective dates of and for the periods referred to in such Financial Statement, all in accordance with generally accepted accounting principles (except as set forth on Schedule 2.7 hereto), and the
                                              ------------
Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in Schedule 2.7.
                                                                   ------------
The books of account of the Company have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein in all material respects.

          (b) As of January 1, 1999, and until the Closing Date, the Shareholders have not withdrawn and will not withdraw, in the aggregate, in excess of $500,000 as dividends, as shareholders distributions or as compensation; provided, however, that the foregoing limitation shall not include
              --------  -------
(i) distributions made to the Shareholders on April 15, 1999, in the aggregate amount of $525,000, for the payment of the balance of their respective 1998 income tax liabilities, or (ii) distributions made to the Shareholders for the payment of their respective 1999 year-to-date income tax liabilities resulting from distributions by the Company, which liabilities, as of the date of this Agreement, are expected to be in the approximate aggregate amount of $370,000; provided further, however, that the Shareholders shall notify the Purchaser in
-------- -------  -------
writing prior to the Closing Date should the aggregate amount of the tax liabilities described in the foregoing subparagraph (ii) exceed $370,000. In connection with the withdrawals described in this paragraph (b), as of January 1, 1999, the Shareholders have not and will not cause the Company, outside of the ordinary course of the Company's business, to accelerate its accounts receivable collections in connection with such withdrawals. There are no accrued and unpaid dividends or other distributions, nor any obligation of the Company to pay such distributions or distributions to the Shareholders, other than as set forth in this paragraph (b). For the Company's fiscal year ended December 31, 1998, total accrued dividends and compensation (including amounts for the Shareholders' income tax liabilities) paid to the Shareholders, in the aggregate, was $2,016,000.

          (c) The Company has previously delivered to Purchaser copies of financial statements (the "Prior Financial Statements") of the Company
                           --------------------------
consisting of (i) balance sheets of the Company for the 12-month periods ending December 31, 1992 (the year ending immediately prior to the Company's subchapter S election), December 31, 1993 (the first year during which the Company's subchapter S election was effective), and December 31, 1994 (the second year after the Company's subchapter S election became effective) (the "Prior Balance
                                                                  -------------
Sheets"), and (ii) related statements of income of the Company. The Prior
------
Financial Statements present fairly in all respects the financial condition of the Company (as to the Prior Balance Sheets), the results of operations for the periods then ended, and the changes in stockholders' equity of the Company at the respective dates of and for the periods referred to in the Prior Financial Statements, all such Prior Financial Statements having been prepared (except for changes incurred with the election to be treated as a subchapter S corporation) on a basis consistent with preceding years and throughout the periods involved.

          (d) As of the Closing Date, the Working Capital (as defined herein) of the Company shall be approximately $680,000. For purposes of this Agreement, "Working Capital" shall mean current assets less current liabilities.
 ---------------

     SECTION 2.8  Absence of Certain Changes, Events and Conditions.
                  -------------------------------------------------

          (a) Since December 31, 1998, there has not been any material adverse change in the condition (financial or otherwise) of the business or the liabilities, assets, operations, results of operations, prospects or conditions (financial or other) of the Company.

          (b)  Except as disclosed on Schedule 2.8 hereto, since December 31,
                                      ------------
1998, the Company has operated its business in the ordinary course consistent with past practice and the Company has not:

               (i) permitted or allowed any of its assets to be mortgaged, pledged or subjected to any Encumbrance, other than immaterial Encumbrances incurred in the ordinary course of business consistent with past practice;

               (ii) written down, or failed to write down, or written up the value of any of its inventory or assets;

               (iii) amended, terminated, cancelled or compromised any claims or waived any other rights, or sold, transferred or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible property), other than the sale of inventory in the ordinary course of business;

               (iv) disposed of or permitted to lapse any patent, trademark, assumed name, service mark, trade name or copyright application, registration or license to its business, or under which the Company has any right or license;

               (v) granted any increase in the compensation of the employees of the Company, including, without limitation, any such increase pursuant to any Employee Benefit Plan (as defined in Section 2.14 below), or established or increased or promised to increase any benefits under any such Employee Benefit Plan;

               (vi) made any material changes in the customary methods of operation of its business, including practices and policies relating to franchising, purchasing, marketing or selling;

               (vii) declared, made, set aside or paid any dividends or other distributions (whether in cash, securities or other property) to the Shareholders with respect to the Shares, or redeemed any of its capital stock;

               (viii) incurred or assumed any indebtedness for borrowed money or guaranteed any such indebtedness;

               (ix) issued or sold any of its stock, notes, bonds or other securities (including treasury shares), or any option, warrant or other rights to purchase the same;

               (x) sustained any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company;

               (xi) entered into any transaction, commitment, contract or agreement relating to its assets or business (including the acquisition or disposition of any assets) or the relinquishment of any contract or other right, material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

               (xii) (1) granted any severance or termination pay to any director, officer or employee of the Company, (2) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (3) increased benefits payable under any existing severance or termination pay policies or employment agreements, or (4) increased compensation, bonus or other benefits payable to directors, officers or employees of the Company;

               (xiii) granted any option to purchase, or other right to acquire, capital stock or any security or other instrument convertible into capital stock of any class of the Company to any Person (as defined below);

               (xiv) changed any method of accounting or accounting practice (including in each case tax accounting), except for any such change required by reason of a concurrent change in accordance with generally accepted accounting principles and notice of which has been given in writing to Purchaser;

               (xv) entered into, extended, amended or terminated any Material Contract (as defined in Section 2.13 below), material agreement (other than agreements relating to purchases of inventory in the ordinary course of business consistent with past practice), lease, franchise, permit or license or any material term of any outstanding security of the Company;

               (xvi) made any amendment to its certificate of incorporation or bylaws except such as may be necessary to comply with the terms of this Agreement;

               (xvii) gained knowledge of any labor dispute or pending labor negotiation, or, to the knowledge of the Company and the Shareholders, any event that is expected to cause or to give rise to any such labor dispute or negotiation, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees, to the knowledge of the Company and the Shareholders, are not currently, and were not at the Interim Balance Sheet Date, members of any labor union or subject to a collective bargaining agreement, or any lockout, strike, slowdown, work stoppage or threat thereof by or with respect to such employees;

               (xviii) made any loan, advance or capital contributions to or investment in any Person, except in the ordinary course of business consistent with past practice; or

               (xix) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 2.8(b).

     As used in this Agreement, "Person" means an individual, a corporation, a
                                 ------
partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     SECTION 2.9  Accounts Receivable. The accounts receivable have not been
                  -------------------
recorded in excess of their net realizable value on the Interim Balance Sheet. Attached hereto as Schedule 2.9 is a list and aging of all accounts receivables
                   ------------
of the Company. Except as set forth on Schedule 2.9 hereto, all accounts
                                       ------------
receivable set forth on the Interim Balance Sheet or incurred thereafter, up to the Closing Date, (i) are and shall be valid obligations of the respective makers thereof, (ii) have and shall have arisen in the ordinary course, (iii) are and shall be fully collectible in the ordinary course of the Company's business, and (iv) subject to the reserve for doubtful accounts, to the knowledge of the Company and the Shareholders, need not be written off as uncollectible.

     SECTION 2.10 Inventory. The Company is a provider of services, and
                  ---------
therefore maintains no inventory.

     SECTION 2.11 Intellectual Property.
                  ---------------------

          (a)  Schedule 2.11(a) lists any trademark, service mark, registration
               ----------------
thereof or application for registration therefor, trade name, invention, patent, patent application, trade secret, know-how, copyright, copyright registration, application for copyright registration, or any other similar type of proprietary intellectual property (including, without limitation, any such right in computer software) used in the conduct of the Company's business (collectively, the "Intellectual Property"). Except as disclosed on Schedule 2.11(a), the Company
 ---------------------                           ----------------
owns all such Intellectual Property subject only to the license rights described on such Schedule. The consummation of the transactions contemplated hereby will not alter or impair the Company's rights to own and use the Intellectual Property. Except as disclosed on Schedule 2.11(a), no claims have been asserted,
                                 ----------------
no claims are pending, and, to the knowledge of the Company and the Shareholders, no claims have been threatened by any Person relating to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any state, federal or foreign registration of the Intellectual Property. Listed on Schedule 2.11(a) are the state and federal registrations and
                    ----------------
the pending applications, both domestic and foreign, owned by the Company. The Intellectual Property of the Company is sufficient for the conduct of the business of the Company as currently conducted.

          (b)  Except as listed on Schedule 2.11(b), (i) the Company has not
                                   ----------------
been a defendant in, and has not received a written charge in connection with, any dispute, claim, suit, action or proceeding relating to its business that has not been finally terminated prior to the date hereof and that involves a claim of infringement of any patents, trademarks, service marks, or copyrights; (ii) there is no other dispute, claim or infringement by the Company or, to the knowledge of the Company and the Shareholders, any continuing infringement by any other Person of any Intellectual Property of the Company; and (iii) no Intellectual Property of the Company is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any Person. The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any patent, trademark, service mark or copyright, other than those agreements entered into in the ordinary course of business and listed on Schedule 2.11(b).
          ----------------

          (c) All of the Company's employees have executed an agreement with the Company relating to its Intellectual Property, substantially in the form attached to Schedule 2.11(c) (collectively, the "Intellectual Property
            ----------------                     ---------------------
Agreements").
----------

     SECTION 2.12 Tangible Personal Property. Schedule 2.12 describes by
                  --------------------------  -------------
category the machinery, equipment, tools, parts, supplies, furniture, fixtures, personalty, automobiles and other tangible personal property (the "Tangible
                                                                   --------
Personal Property") used in the Company's business as of the Interim Balance
-----------------
Sheet Date. The Tangible Personal Property is in good operating condition and repair, normal wear and tear excepted. Except as set forth on Schedule 2.12, the
                                                              -------------
Company has good and indefeasible title to and owns the Tangible Personal Property free and clear of all Encumbrances or similar rights of third parties. The Tangible Personal Property of the Company is being maintained at normal and customary levels adequate for the conduct of the business of the Company as currently conducted and includes all Tangible Personal Property and assets applicable to or used in connection with the business of the Company, as being conducted on the Closing Date.

     SECTION 2.13 Material Contracts.
                  ------------------

          (a)  Other than as set forth on Schedule 2.13, the Company is not a
                                          -------------
party to any of the following contracts, agreements, or obligations (the "Material Contracts"):
 ------------------

               (i) any store, warehouse, office and other real property leases other than those referenced in Section 2.27 below;

               (ii) any broker, distributor, dealer, sales, agency, promotion, market research, marketing, consulting or advertising contracts;

               (iii) any contracts for the purchase or sale of raw materials, commodities, goods, merchandise, supplies, other materials or personal property with any supplier or purchaser or for the furnishing of services to or by the Company or otherwise related to its business that provide for annual payments in excess of $10,000;

               (iv) any contracts of employment or employee compensation, any contracts with independent contractors or consultants, and any management contracts which are not terminable on thirty (30) days' notice or less without penalty or legal obligation to make any payment after the expiration of such thirty (30) day period;

               (v) any contracts which contain warranties that survive final payment under the contract;

               (vi) any indentures, mortgages, notes, loan or credit agreements, assumption agreements, assignments of rents, or any other contract relating in any way to indebtedness for borrowed money, whether secured or unsecured, including but not limited to indebtedness by way of lease or installment purchase arrangement, guarantee, indemnity, keep-well or similar agreement, arrangement or undertaking on which others rely in extending credit, or otherwise, or any conditional sales contract, chattel and purchase money mortgage or other security arrangement with respect to any equipment, personal or other property or fixtures;

               (vii) any contracts between the Company and any of the Shareholders or any entity in which a Shareholder has a direct or indirect financial or ownership interest;

               (viii) any contracts with any Governmental Authority or any department, agency or division thereof, to which the Company is a party;

               (ix) any contract or commitment for capital expenditures or the acquisition of fixed assets providing for payments in excess of $10,000 singly and $25,000 in the aggregate;

               (x) any contract relating to the rental or use of equipment, other personal property or fixtures, involving payment of fixed or contingent annual rentals or sums in excess of $10,000;

               (xi) any contract, order or decree that substantially limits the freedom of the Company to compete in any line of business or with any Person or in any area or to use or disclose any information in its possession, and which would so limit the freedom of the Company after the Closing Date;

               (xii) any contract or commitment not made in the ordinary course of business;

               (xiii) any partnership, joint venture or other similar contract arrangement or agreement;

               (xiv)    any other contract (A) which is not cancelable on ninety
(90) days' or less notice without any penalty or other financial obligation or
(B) if not so cancelable, involves annual aggregate payment of $10,000 or more;
or

               (xv) any franchise, development, license, territorial and similar contracts and commitments of the Company ("Franchise Documents")
                                                   -------------------
relating to the franchising of the business of the Company. In the granting of the franchises under the Franchise Documents, the Company has complied with all state and federal franchise, business opportunity and similar laws and regulations governing the franchise and license of the business of the Company.

          (b) The Company has made available to Purchaser copies of each of the Material Contracts and any amendments thereto. Except as disclosed on Schedule
                                                                      --------
2.13(b), (i) the Company is not in default under or in breach of any of the
-------
terms, conditions or warranties, express or implied, of the Material Contracts;
(ii) no condition exists or has occurred which, with the giving of notice or the lapse of time, or both, would constitute a default or breach by the Company of any of the terms, conditions or warranties, express or implied, of the Material Contracts; (iii) to the Company's and each Shareholder's knowledge, no counterparty to the Material Contracts is in default or breach thereunder; (iv) assuming the due authorization, execution and delivery by the counterparties thereto, and the absence of default or breach by such counterparties, all Material Contracts are valid and binding legal obligations of the Company, in full force and effect and enforceable against the Company in accordance with their terms, except that the enforceability of such contracts and agreements may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (B) equitable principles which may limit the availability of certain equitable remedies (such as specific performance); and (v) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof, will require the consent of any Person pursuant to, or will result in the termination or impairment of, any such Material Contract.

     SECTION 2.14 Employee Benefit Plans.
                  ----------------------

          (a)  Schedule 2.14(a) attached sets forth a list of each "employee
               ----------------
benefit plan" (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any other bonus, profit
                                   -----
sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement (each such plan, agreement, policy, trust fund or arrangement is referred to herein as an "Employee Benefit Plan", and collectively, the "Employee Benefit
              ---------------------                          ----------------
Plans") that is currently in effect, was maintained since December 31, 1975, or
-----
which has been approved before the date hereof but is not yet effective, for the benefit of (i) directors or employees of the Company or any other persons performing services for the Company, (ii) former directors or employees of the Company or any other persons formerly performing services for the Company, or
(iii) beneficiaries of anyone described in (i) or (ii) (collectively, "Company
                                                                       -------
Employees") or with respect to which the Company or any "ERISA Affiliate"
---------                                                ---------------
(hereby defined to include any trade or business, whether or not incorporated, other than the Company, which has employees who are or have been at any date of determination occurring within the preceding six (6) years, treated pursuant to
Section 4001(a)(14) of ERISA and/or Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), as employees of a single employer which includes
                       ----
the Company) has or has had any obligation on behalf of any Company Employee. Except as disclosed on Schedule 2.14(a) attached, there are no other benefits to
                       ----------------
which any Company Employee is entitled or for which the Company has any obligation.

          (b) The Shareholders have caused the Company to deliver to Purchaser, with respect to each Employee Benefit Plan, true and complete copies of (i) the documents embodying and relating to the plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description with each summary of material modification, if any, and employee handbooks, (ii) annual reports including but not limited to Forms 5500, 990 and 1041 for the last three
(3) years for the plan and any related trust, (iii) actuarial valuation reports and financial statements for the last three years, and (iv) each communication involving the plan or any related trust to or from the Internal Revenue Service ("IRS"), Department of Labor ("DOL"), Pension Benefit Guaranty Corporation
  ---                          ---
("PBGC") or any other Governmental Authority including, without limitation, the
  ----
most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under Sections 401(a) or 501(c)(9) of the Code.

          (c) The Company has no obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to,
(i) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), or (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code).

          (d)  Except as otherwise set forth on Schedule 2.14(d), the Company is
                                                ----------------
not liable for, and neither the Company nor Purchaser will be liable for, any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Employee Benefit Plan maintained, sponsored or contributed to by an ERISA Affiliate (if a like definition of Employee Benefit Plan were applicable to the ERISA Affiliate in the same manner as it applies to the Company), including, without limitation, withdrawal liability arising under Title IV, Subtitle E, Part 1 of ERISA, liabilities to the PBGC, or liabilities under Section 412 of the Code or Section 302(a)(2) of ERISA.

          (e) The Company, each ERISA Affiliate, each Employee Benefit Plan and each Employee Benefit Plan "sponsor" or "administrator" (within the meaning of
Section 3(16) of ERISA) has complied in all respects with the applicable requirements of Section 4980B of the Code and Section 601 et seq. of ERISA (such
                                                          -- ---
statutory provisions and predecessors thereof are referred to herein collectively as "COBRA"). Schedule 2.14(e) attached lists the name of each
                 -----    ----------------
Company Employee who has experienced a "Qualifying Event" (as defined in COBRA) with respect to an Employee Benefit Plan who is eligible for "Continuation Coverage" (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired. Included in such list are the current address for each such individual, the date and type of each Qualifying Event, whether the individual has already elected Continuation Coverage and, for any individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation Coverage. Schedule 2.14(e) also lists the name of each Company Employee who is
          ----------------
on a leave of absence (whether or not pursuant to the Family and Medical Leave Act of 1993, as amended ("FAMLA")) and is receiving or entitled to receive
                          -----
health coverage under an Employee Benefit Plan, whether pursuant to FAMLA, COBRA or otherwise.

          (f) With respect to each Employee Benefit Plan and except as otherwise set forth on Schedule 2.14(f) attached:
                       ----------------

               (i) each Employee Benefit Plan which is described in Section 3(2) of ERISA qualifies under Section 401(a) of the Code and has received a determination letter from the IRS to the effect that the Employee Benefit Plan is qualified under Section 401 of the Code and that any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred or is expected to occur that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability;

               (ii) all payments required by the Employee Benefit Plan, any collective bargaining agreement or by law (including all contributions, insurance premiums, premiums due the PBGC or intercompany charges) with respect to all periods through the date hereof have been made;

               (iii) there are no violations of or failures to comply with ERISA and the Code with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plan with the DOL, the IRS, the PBGC or any other Governmental Authority, or any of the assets of the Employee Benefit Plan or any related trust;

               (iv) no claim, lawsuit, arbitration or other action has been asserted or instituted or threatened in writing against the Employee Benefit Plan, any trustee or fiduciaries thereof, the Company or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of the Employee Benefit Plan or any related trust;

               (v) all amendments required to bring the Employee Benefit Plan into conformity with applicable law, including, without limitation, ERISA and the Code, have been timely adopted;

               (vi) any bonding required with respect to the Employee Benefit Plan in accordance with the applicable provisions of ERISA has been obtained and is in full force and effect;

               (vii) the Employee Benefit Plan complies with and has been maintained and operated in accordance with its respective terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the Code (including rules and regulations thereunder);

               (viii) no "prohibited transaction" (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred or is expected to occur with respect to the Employee Benefit Plan (and the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction") which has subjected or could subject the Company, any ERISA Affiliate or Purchaser or any officer, director or employee of the Company, any ERISA Affiliate, Purchaser or the Employee Benefit Plan trustee, administrator or other fiduciary, to a tax or penalty on prohibited transactions imposed by either Section 502 of ERISA or Section 4975 of the Code or any other liability with respect thereto;

               (ix) the Employee Benefit Plan is not under audit or investigation by the IRS or the DOL or any other Governmental Authority and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty;

               (x) if the Employee Benefit Plan purports to provide benefits which qualify for tax-favored treatment under Sections 79, 105, 106, 117, 120, 125, 127, 129 or 132 of the Code, the Employee Benefit Plan satisfies the requirements of said Section(s);

               (xi) the Employee Benefit Plan may be unilaterally amended or terminated on no more than 90 days notice;

               (xii) if the Employee Benefit Plan purports to be a voluntary employee beneficiary association ("VEBA"), a request for a determination letter
                                   ----
for the VEBA has been submitted to and approved by the IRS that the VEBA is exempt from federal income tax under Section 501(c)(9) of the Code, and nothing has occurred or is expected to occur that caused or could cause the loss of such qualification or exemption or the imposition of any tax, interest or penalty with respect thereto;

               (xiii) the Employee Benefit Plan has not been terminated under circumstances which would result in liability to the PBGC;

               (xiv) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred; and

               (xv) if the Employee Benefit Plan is subject to Title IV of ERISA, no proceeding has been or is expected to be initiated to terminate the plan.

          (g) The Company is not subject to any liens, or excise or other taxes under ERISA, the Code or other applicable law relating to any Employee Benefit Plan; has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; has not withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA; and has not ceased making contributions to any Employee Benefit Plan subject to 4064(a) of ERISA to which the Company or any ERISA Affiliate made contributions at any time during the six (6) years prior to the date hereof.

          (h)  With respect to each Employee Benefit Plan that is subject to
Part 3 of Title I of ERISA, Title IV of ERISA and/or Section 412 of the Code but is not a "Multiemployer Plan" (as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code) (a "DB Plan"):

               (i) the present value of all vested and unvested "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) determined (A) based on actuarial assumptions used for funding purposes as set forth in the most recent actuarial report; (B) as required by the PBGC if the DB Plan were terminated; and (C) as set forth in Financial Accounting Standards Board SFAS No. 87 using the methodology to calculate the DB Plan's accrued benefit obligation, do not exceed the current fair market value of the assets of the DB Plan;

               (ii) except as set forth in Section 2.14(h) of the Disclosure Schedule, no amendments or other modifications to such DB Plan or its actuarial assumptions have been adopted since the date of such DB Plan's most recent actuarial report;

               (iii) no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code) has been incurred with respect to the DB Plan, whether or not waived, and the DB Plan complies with all funding requirements of the Code and ERISA; and

               (iv) no excise or other taxes, interest or other charges have been incurred or are due and owing with respect to the DB Plan because of any failure to comply with the minimum funding standards of ERISA and the Code.

          (i) In the case of any Employee Benefit Plan that is a Multiemployer Plan, the Company has no withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA as a result of either a "complete withdrawal" (as defined in Section 4203 of ERISA) or a "partial withdrawal" (as defined in Section 4205 of ERISA) by the Company from such Employee Benefit Plan occurring on or prior to the date hereof.

          (j) The consummation of the transactions contemplated by this Agreement will not give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Company Employee.

          (k) No amounts payable under any Employee Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code;

          (l)  Except as set forth in Schedule 2.14(e) attached, no Employee
                                      ----------------
Benefit Plan in any way provides for any benefits of any kind whatsoever (other than under COBRA, the Federal Social Security Act or any Employee Benefit Plan qualified under Section 401(a) of the Code) to any Company Employee who, at the time the benefit is to be provided, is a former director or employee of, or other provider of services to, the Company or an ERISA Affiliate (or a beneficiary of any such person), or any other Company Employee, nor have any representations, agreements, covenants or commitments been made to provide such benefits.

          (m) Since December 31, 1998 and through the Closing Date, except as set forth on Schedule 2.14(m), neither the Company nor any ERISA Affiliate has,
             ----------------
nor will it, (i) institute or agree to institute any new employee benefit plan or practice, (ii) make or agree to make any change in any Employee Benefit Plan,
(iii) make or agree to make any increase in the compensation payable or to become payable by the Company or any ERISA Affiliate to any Company Employee, or
(iv) except pursuant to this Agreement and except for contributions required to provide benefits pursuant to the provisions of the Employee Benefit Plans, pay or accrue or agree to pay or accrue any bonus, percentage of compensation, or other like benefit to, or for the credit of, any Company Employee.

          (n)  Except as set forth on Schedule 2.14(n), any contribution,
                                      ----------------
insurance premium, excise tax, interest charge or other liability or charge imposed or required with respect to any Employee Benefit Plan which is attributable to any period or any portion of any period prior to the Closing shall be reflected as a liability on the Interim Balance Sheet, including, without limitation (i) any portion of the matching contribution required with respect to the Company's 401(k) Plan for the plan year ending after the Closing which is attributable to elective contributions made by participants in such plan prior to the Closing and assuming that all participants are employed by the Company as of the end of such plan year, and (ii) an amount equal to a pro rata portion of the quarterly contribution requirement with respect to any DB Plan for the quarter beginning immediately prior to the Closing, based on the number of days that will have elapsed from such date through the Closing.

          (o) Nothing contained in this Agreement shall be construed to affect or limit any right Purchaser, the Company or any of their respective affiliates may have after the Closing with respect to the terms and conditions of employment of any Company Employees (including but not limited to provision of employee benefits different from those provided through the Employee Benefit Plans) or to terminate the employment of any Company Employee at any time or to modify the benefits currently provided to Company Employees through any Employee Benefit Plan.

     SECTION 2.15  Labor and Immigration Matters.
                   -----------------------------

          (a)  Except as set forth on Schedule 2.15(a), (i) the Company is not a
                                      ----------------
party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company; (ii) the Company has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract to which it is a party and has not received written notice of any outstanding grievances (nor, to the knowledge of the Company and the Shareholders, is there any basis therefor) against the Company under any such agreement or contract; (iii) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Authority (nor, to the knowledge of the Company and the Shareholders, is there any basis therefor); (iv) to the knowledge of the Company and the Shareholders, there have been no efforts by any union, or local thereof, to seek to represent, at any location where they do not currently represent such employees, employees of the Company within the last five years; (v) there have been no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company; and (vi) neither the Company nor the Shareholders have any knowledge of any supplier of the Company that is involved in or threatened with or affected by any labor dispute or other proceeding or order.

          (b) With respect to all employees (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) of the Company for whom compliance with the Immigration Reform and Control Act of 1986 and all regulations promulgated thereunder ("IRCA") by an employer (as defined in Section 274a.1(g) of Title 8,
             ----
Code of Federal Regulations) is required, the Company has complied with respect to the completion, maintenance and other documentary requirements of Form I-9 (Employment Eligibility Verification Form) for all current and former employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization. Schedule 2.15(b) attached contains a true and complete list of
               ----------------
all employees of the Company who are not citizens of the United States of America and who are not permanent residents of the United States of America, together with a true and complete list of the visa status and visa expiration dates of each such employee. The Company has only employed individuals authorized to work in the United States. The Company has not received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA within the last three years.

     SECTION 2.16  Taxes.
                   -----

          (a)  The following terms shall have the following meanings:

     "Pre-Closing Tax Period" means any Tax period ending on or before the
      ----------------------
Closing Date.

     "Post-Closing Tax Period" means any Tax period ending after the Closing
      -----------------------
Date.

     "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any
      ---                                   -----       -------
net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Company, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or
 ----------------
foreign), (ii) liability of the Company for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) liability of the Company for the payment of any amounts of the type described in (i) as a result of any express or implied obligation to indemnify or pay the Tax obligations of any other Person.

     "Tax Asset" means any net operating loss, net capital loss, investment tax
      ---------
credit, foreign tax credit, charitable deduction or any other credit or tax attribute of the Company which could reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes, and Net Unrealized Built-in Losses existing prior to the Closing Date).

          (b)  Except as set forth in Schedule 2.16(b) attached, (i) all Tax
                                      ----------------
returns, statements, reports and forms (including estimated tax returns and reports and information returns and reports) required to be filed on or before the Closing Date with any Taxing Authority by or on behalf of the Company (collectively, the "Returns"), have been or shall be filed when due in
                    -------
accordance with all applicable laws, and no extensions have been filed to extend the filing date of any Tax Returns; (ii) as of the time of filing, the Returns correctly reflected and shall correctly reflect the material facts regarding the income, business, assets, operations, activities and status of the Company, and any other information required to be shown therein (as such information is related to the Company's Taxes); (iii) the Company has timely paid or withheld and remitted or shall timely pay, withhold and remit to the appropriate Taxing Authority all Taxes due or payable on or before the Closing Date; (iv) the accruals and reserves for Taxes reflected on the Financial Statement (excluding any provision for deferred income taxes) (the "Tax Liability Reserve") are or will be adequate to cover all Tax liabilities, contingent or otherwise as of the dates of such Financial Statements and Balance Sheet; (v) all Federal, state and foreign tax returns filed with respect to Taxable years of the Company through the Taxable year ended December 31, 1998, have been examined and closed or are returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired; (vi) the Company is not delinquent in the payment of any Tax and has not requested any extension of time within which to file or send any Return; (vii) the Company (or any member of any affiliated or combined group of which the Company is or has been a member) has not been granted any extension or waiver of the limitation period applicable to any Returns, which period (after giving effect to such extension or waiver) has not yet expired; (viii) there has never been and there is no claim, audit, action, suit or proceeding against or, to the knowledge of the Company and the Shareholders, threatened with respect to the Company relating to any Tax; (ix) there are no requests for rulings or determinations in respect of any Tax pending between the Company and any Taxing Authority; (x) the Company has no interest in real property in the states in which a Tax is imposed on the transfer of an interest in real property; (xi) none of the property owned or used by the Company is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Code (as formerly in effect); (xii) none of the property owned or used by the Company is subject to a lease, other than a "true" lease for federal income tax purposes;
(xiii) none of the property owned by the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (xiv) neither the Company nor any other Person on behalf of the Company has entered into or will enter into any agreement or consent pursuant to Section 341(f) of the Code; (xv) there are no liens for Taxes upon the assets of the Company except liens for current Taxes not yet due; (xvi) the Company will not be required to include any adjustment in taxable income for any Post-Closing Tax Period under Section 481(c) of the Code pursuant to the provisions of any agreement entered into with any Taxing Authority on or before the Closing Date with regard to the Tax liability of the Company for any Pre-Closing Tax Period; (xvii) the Company has not been a member of an affiliated group other than one of which the Company was the common parent, or filed or been included in a combined, consolidated or unitary Return other than one filed by the Company; (xviii) the Company is not currently under any contractual obligation to pay the Tax obligations of any other Person, or to pay the Tax obligations with respect to transactions relating to any other Person, or to indemnify any other Person with respect to any Tax; and (xix) all information set forth in the Financial Statements relating to Tax matters is true, complete and accurate in all material respects; and (xx) any changes in the method of accounting used by the Company for any Tax items made during the Pre-Closing Tax Period have been approved by the Internal Revenue Service in accordance with Section 446(e) of the Code.

          (c)  Schedule 2.16(c) attached sets forth a list of states,
               ----------------
territories and jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Company.

          (d) Without the prior written consent of Purchaser, the Company shall not make or change any election, change an annual tax accounting period, adopt or change any tax accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission may have the effect of increasing the Tax liability or reducing any Tax Asset of the Company, Purchaser or any affiliate of Purchaser.

          (e) Prior to the date hereof, the Company has delivered to Purchaser copies of the federal income tax returns filed by the Company for all Tax periods for which the applicable statute of limitations has not expired. The Company also has delivered to the Purchaser a notification form from the Internal Revenue Service that the Company's election to be treated as a subchapter S corporation was filed timely and accepted, and that such treatment has been in effect (and shall be in effect through and including the Closing
Date) since January 1, 1993.

     SECTION 2.17  Litigation and Claims.
                   ---------------------

          (a)  Except as set forth on Schedule 2.17(a) attached, there are no
                                      ----------------
claims, actions, suits, arbitrations, inquiries, audits, proceedings or investigations (or, to the knowledge of the Company and the Shareholders, any basis therefor) by or against the Company or any of its assets or properties for which the Company or any Shareholder has received notice pending before any Governmental Authority or, to the knowledge of the Company and the Shareholders, threatened to be brought against the Company by or before any Governmental Authority.

          (b)  Except as set forth on Schedule 2.17(b) attached, during the past
                                      ----------------
five years there have never been any claims, actions, suits, arbitrations, inquiries, audits, proceedings or investigations (or, to the knowledge of the Company and the Shareholders, any basis therefor) by or against the Company or any of its assets or properties for which the Company or any Shareholder has received notice with respect to products manufactured, shipped or sold by the Company or its agents or services provided by the Company.

     SECTION 2.18  Licenses. Except as disclosed on Schedule 2.18 attached, the
                   --------                         -------------
Company is now and at the Closing will be the holder of all licenses, authorizations, permits and certificates (the "Licenses") required by any
                                               --------
Governmental Authority to conduct its businesses, and all of the Licenses are now and at the Closing will be in full force and effect.

     SECTION 2.19  Compliance with Laws. Except as disclosed on Schedule 2.19
                   --------------------                         -------------
attached, the Company is not in violation of, and has not violated, any applicable Federal, state, local or foreign or other law, regulation or order or any other requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to the Company (including, but not limited to, any law, regulation, order or requirement relating to securities, properties, business, products, manufacturing processes, advertising, sales or employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, health or welfare conditions relating to premises occupied, environmental protection, product safety and liability or civil rights); and the Company is not now charged with, and to the knowledge of the Company and the Shareholders, is not now under investigation with respect to any possible violation of any applicable law, regulation, order or requirement relating to any of the foregoing in connection with the business of the Company, and the Company has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority on or before the date hereof.

     SECTION 2.20  Insurance. Schedule 2.20 attached contains a list and
                   ---------  -------------
description of all policies of insurance existing or previously in existence during the past five years and fidelity bonds relating to the assets of the Company or the business or employees of the Company (except for any such policies maintained to provide benefits to employees under a benefit plan or arrangement described in Section 2.14 hereof), together with the annual premiums payable with respect therefor. Such policies and bonds are in full force and effect, and shall be in full force and effect on the Closing Date. All premiums thereon have been paid and the Company has not received any notice of cancellation with respect thereto. Except as disclosed on Schedule 2.20
                                                          -------------
attached, there are no claims pending under any of said policies or bonds or disputes with underwriters. There are no pending or, to the knowledge of the Company and the Shareholders, threatened terminations of, or premium increases with respect to, any of such policies and bonds and the Company is in compliance with all conditions contained therein. The Company has provided to Purchaser copies of each insurance policy.

     SECTION 2.21  Bank Accounts. Schedule 2.21 attached lists all of the (a)
                   -------------  -------------
names of each bank, savings and loan, or other financial institution in which the Company has an account, including cash contribution accounts, and the account numbers and names of all persons authorized to draw thereon or having access thereto, (b) locations of all lock boxes and safe deposit boxes of the Company and the names of all persons authorized to draw thereon or having access thereto.

     SECTION 2.22  Brokers. Except as set forth on Schedule 2.22 attached, no
                   -------                         -------------
broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated under this Agreement based upon arrangements made by or on behalf of the Company or the Shareholders.

     SECTION 2.23  Governmental Authorization. The execution, delivery and
                   --------------------------
performance by the Company and by each Shareholder of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, official or authority other than compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                           ---
Act").
---

     SECTION 2.24  Amounts Owing.
                   -------------

     On or prior to the Closing Date, except for the amounts described distributed to the Shareholders in accordance with Section 2.7(b) hereof, the Company will have collected any amounts loaned or advanced to or receivable from its directors, officers, the Shareholders or consultants.

     SECTION 2.25  Employees and Consultants. Schedule 2.25 lists all of the
                   -------------------------  -------------
Company's officers, directors, employees (also stating their position) and consultants, and any and all compensation, pension or benefit arrangements, whether written or oral, between the Company and said officers, directors, employees and consultants as of the date of this Agreement. As used in this
Section 2.25, the term "compensation" means current annual compensation including bonuses and all other taxable income. Attached to Schedule 2.25 are
                                                            -------------
true, complete and correct copies of all employment agreements and other similar agreements or arrangements between the Company and any employee or independent contractor of the Company. None of such officers, directors, employees and consultants has informed the Company nor do the Company or the Shareholders have reason to believe that he or she intends to terminate his or her employment or relationship with the Company.

     SECTION 2.26  No Undisclosed Liabilities. Except as set forth on Schedule
                   --------------------------                         --------
2.26 hereto, there are no liabilities of the Company, whether accrued,
----
contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in any such liability, other than:

          (a) liabilities disclosed and/or provided for on the Interim Balance Sheet;

          (b) liabilities incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date;

          (c) liabilities under this Agreement or reflected in any schedule or document delivered in connection with this Agreement.

     SECTION 2.27  Real Property Leases.
                   --------------------

          (a) The Company does not hold any interest in real property (including, but not limited to, any interest as a fee owner or any interest as lessor, lessee, sublessor, sublessee, assignor, assignee or guarantor or other surety) except for the leasehold interests described on Schedule 2.27 attached,
                                                        -------------
and such Schedule specifies in the case of each lease the name of the lessor, sublessor, lessee or sublessee thereunder, the lease term and the basic annual rental and other items paid or payable with respect thereto.

          (b) The Company has valid, binding and enforceable leases and subleases with respect to all real property listed on Schedule 2.27 attached, as
                                                      -------------
leased or subleased by it free and clear of all liens, claims and encumbrances of any kind, except that the enforceability of the leases and subleases may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance). Except as disclosed on Schedule 2.27 attached, to the knowledge of
                                     -------------
the Company and the Shareholders, there is no development affecting any such properties pending or that might curtail in any material respect the present or future use of such property for the purpose for which it is used. Except as disclosed on Schedule 2.27 attached, neither the Company nor, to the knowledge
             -------------
of the Company and the Shareholders, any other party to any such lease has breached any material provision of, or is in default in any material respect under, the terms of such lease, nor does there exist any event which with notice or the lapse of time or both would constitute a material breach or cause a default in any material respect under the terms of any such lease. Except as disclosed on Schedule 2.27 attached, the transactions contemplated by this
             -------------
Agreement do not require the consent of any lessor under, and will not result in the termination of, any such lease.

          (c) The copies of the leases heretofore provided by the Company to Purchaser are true, correct and complete copies of such leases. Said leases have not been modified or amended since the commencement of the terms specified in the respective leases, except as disclosed in the copies made available to Purchaser, and each lease continues to be valid, binding and enforceable in accordance with its terms, except that the enforceability of the leases may be limited by (iii) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (iv) equitable principles which may limit the availability of certain equitable remedies (such as specific performance).

     SECTION 2.28  Certain Interests. Except as set forth on Schedule 2.28
                   -----------------                         -------------
attached, no officer or director of the Company and no Shareholder, nor any relative of any such officer, director or Shareholder, nor any enterprise, firm, partnership, association, corporation or trust of which any such officer, director, Shareholder or relative is an officer, trustee, director, partner, employee, agent, stockholder (other than of a public corporation with respect to which such stockholder beneficially or legally holds less than two percent (2%) of the outstanding equity securities issued by such corporation), owner or beneficiary, is a party to or has an interest with respect to any contract which relates to or affects the business of the Company or has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company. For purposes of this Section 2.28, a relative of any person means any person who is related by consanguinity, marriage or adoption to such first person as a second cousin or closer relative or is a spouse of any such relative.

     SECTION 2.29  Suppliers. Schedule 2.29 attached (a) sets forth the names of
                   ---------  -------------
the ten (10) largest suppliers, by dollar volume, of products and services to the Company during the fiscal year ended December 31, 1998, and up to the Interim Balance Sheet Date, (b) indicates the dollar volume and percentage of total purchases by the Company from each such supplier during such fiscal year and such period, and (c) sets forth the existing contractual arrangements for continued supply with each such supplier. Except as set forth on Schedule 2.29
                                                                 -------------
attached, there are no sole-source suppliers, other than manufacturers of a specific brand, of significant products or services to the Company with respect to which practical alternative sources of supply are not available on comparable terms and conditions.

     SECTION 2.30  Powers of Attorney. Except as set forth on Schedule 2.30, the
                   ------------------                         -------------
Company has no powers of attorney or comparable delegations of authority outstanding in connection with its business which would not be revocable by the Company immediately following the Closing Date.

     SECTION 2.31  Environmental Compliance. Except as disclosed on Schedule
                                                                    --------
2.31 attached:
----

          (a) No notice, notification, demand, request for information, citation, summons, complaint or order has been issued or filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Company and the Shareholders, threatened by any governmental or other entity
(i) with respect to any alleged violation of any Environmental Laws (as hereinafter defined) or order of any governmental entity in connection with the conduct of the business of the Company relating to any Environmental Laws, or
(ii) with respect to any alleged failure to have any permit, certificate, license, approval, registration or authorization required pursuant to any Environmental Laws in connection with the conduct of the business of the Company, or (iii) with respect to any generation, treatment, storage, recycling, transportation, disposal or release (including a release as defined in CERCLA, as hereinafter defined) of any Hazardous Substance (as hereinafter defined) used in connection with the business or assets of the Company. "Environmental Laws"
                                                           ------------------
means the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S)(S) 9601, et. seq., the Emergency Planning and
  ------                           --  ---
Community Right-to-Know Act ("EPCRA"), 42 U.S.C. (S)(S) 11001 et seq., the
                              -----                           -- ---
Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S)(S) 6901, et.
                                         ----                           --
seq., the Clean Water Act, 33 U.S.C. (S)(S) 1251 et seq., the Clean Air Act, 42
---                                              -- ---
U.S.C. (S)(S) 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section
                   -- ---
2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 (S)(S)
     -- ---
136 et seq., and all other federal, state, or local environmental, health and/or
    -- ---
safety laws, ordinances, rules, regulations and requirements pertaining to the environment, health, safety or ecological conditions, including but not limited to, those relating to emissions, discharges, or releases of pollutants, contaminants, chemicals, including any Hazardous Substance or waste, into the environment or otherwise relating to the manufacture, processing, use, treatment, storage, disposal, transportation or handling of pollutants, chemicals, contaminants or industrial toxic substances, Hazardous Substances or wastes. "Hazardous Substance" means any substance or material which is (i)
         -------------------
identified in Section 101(14) of CERCLA, 42 U.S.C. (S) 9601(14) and as set forth in Title 40, Code of Federal Regulations, Part 302, as the same may be amended from time to time, (ii) determined to be toxic, a pollutant or contaminant under federal, state or local statute, law, ordinance, rule, or regulation or judicial or administrative order or decision as the same may be amended from time to time, (iii) petroleum and petroleum products and distillates, (iv) asbestos, (v) radon, (vi) polychlorinated biphenyls, and (vii) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful or deleterious to human health or the environment.

          (b) The Company has not handled any Hazardous Substance, on any property now or previously owned or leased by the Company (the "Properties"). No
                                                                ----------
polychlorinated biphenyls ("PCBs") or urea formaldehyde was or has become
                            ----
present at any of the Properties as a result of any activity which is or was, directly or indirectly, within the control of the Company and no PCBs or urea formaldehyde is or has been present at any of the Properties. No asbestos was or has become present at any of the Properties as a result of any activity which is or was, directly or indirectly, within the control of the Company and no asbestos is or has been present at any such Properties. No underground storage tank ("UST"), which has or had been used to store or has or had contained a
       ---
Hazardous Substance, was or has become present at any of the Properties as a result of any activity which is or was, directly or indirectly, within the control of the Company and there is no such UST currently in use or abandoned at any of the Properties. There has been no release of a Hazardous Substance at, on or under any of the Properties. No Hazardous Substance is present in a reportable or threshold planning quantity, where such a quantity has been established by Environmental Laws, at, on or under any of the Properties as a result of any activity which is or was, directly or indirectly, within the control of the Company and no such Hazardous Substance in such quantity was or has become present at any of the Properties.

          (c) The Company has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Comprehensive Environmental Response,
                      ------
Compensation and Liability Information System ("CERCLIS") or on any similar
                                                -------
state list, or which is the subject of any federal, state or local enforcement action or other investigation which may lead to claims for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

          (d) No oral or written notification of a release of a Hazardous Substance has been filed by or on behalf of the Company and none of the Properties is, during the period of ownership or lease by the Company, listed or, to the knowledge of the Company and the Shareholders, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

          (e) There are no environmental Encumbrances on any asset of the Company, no government actions have been taken or are in process which could subject any of such assets to such Encumbrances, and no notice or restriction relating to the presence of a Hazardous Substance is required to be placed in any deed to such of said assets title to which would be conveyed by use of a deed.

          (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company in relation to any of the Properties.

     SECTION 2.32  Absence of Certain Business Practices. Neither the Company
                   -------------------------------------
nor any of its affiliates has given or offered to give any thing of value to any governmental official, political party or candidate for government office, nor taken any action which would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law.

     SECTION 2.33  Year 2000 Compliance. Each system, comprising of software,
                   --------------------
hardware, databases, or embedded control systems (microprocessor controlled, robotic or other device)(collectively, a "System") that constitutes any part of,
                                          ------
or is used in connection with the use, operation or enjoyment of any material tangible or intangible asset or real property of the Company and its subsidiaries (if any) (i) is designed (or has been modified) to be used prior to and after January 1, 2000, (ii) will operate without material error arising from the creation, recognition, acceptance, calculation, display, reporting, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates, or date-based, date-dependent or date-related data, including, but not limited to, century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities, and (iii) will not be adversely affected by the advent of the year 2000 or subsequent years, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively, items (i) through
(iii) are referred to herein as "Year 2000 Compliant"). To the knowledge of the
                                 -------------------
Company and the Shareholders and except as set forth on Schedule 2.33, no System
                                                        -------------
that is material to the business, finances or operations of the Company or any subsidiary receives data from or communicates with any component or system external to itself (whether or not such external component or system is the Company's, any subsidiary's or any third party's) that is not itself Year 2000 Compliant excepting the parts of the external component or system within which noncompliance will have no effect on the data or communications sent to the Company or its subsidiaries, nor on the Systems of the Company or its subsidiaries. To the knowledge of the Company and the Shareholders, and except as set forth on Schedule 2.33, all licenses for the use of any System-related
                -------------
software, hardware, databases or embedded
control system are certified by the manufacturer to be Year 2000 Compliant and to contain the capabilities required to enable them to be year 2000 Compliant within the Company and subsidiary computer Systems (hardware and software), or the licenses permit the Company or its subsidiaries or a third party to make all modifications, bypasses, de-bugging, work-arounds, repairs, replacements, conversions or corrections necessary to permit the System to operate compatibly, in conformance with their respective specifications, and to be Year 2000 Compliant. Except as set forth on Schedule 2.33, to the knowledge of the Company
                                  -------------
and the Shareholders, the Company shall not incur any material expense arising from or relating to the failure of any of its Systems as a result of not being Year 2000 Compliant.

     SECTION 2.34  Material Customers; No Change in Business Arrangements.
                   ------------------------------------------------------
Schedule 2.34 lists the top twenty customers (based on revenues) of the Company
-------------
for the fiscal years ended December 31, 1997, and December 31, 1998. Except as set forth on Schedule 2.34, neither the Company nor any Shareholder has received
             -------------
any notice or communication that any of the Company's top 100 customers (based on annual revenues during the 12-month period ended December 31, 1998) intends to reduce the level of business between the Company and customer by 20% or more, as compared to the Company's revenues derived from such customer during the prior 12-month period. Each product or service provided by the Company has been in conformity with all applicable contractual commitments and expressed or implied warranties, and the Company has no liability (and there is not basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any liability) for warranty services or other damages in connection therewith, subject only to the reserve for warranty claims set forth on the face of the Fiscal Year End Balance Sheets (rather than in notes thereto) as adjusted for the passage of time to the Closing Date, in accordance with past custom or practice of the Company.

     SECTION 2.35  Other Information. No document or item referenced in this
                   -----------------
Article II or referred to in any schedule or exhibit hereto, nor any information set forth in any such schedule, exhibit, document or item, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements of the Company or any Shareholder contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Shareholders which has specific application to the Company (other than general economic or industry conditions) and which materially adversely affects or, so far as the Shareholders can reasonably foresee, materially threatens the assets, business, condition (financial or other), result of operations or prospects of the Company which has not been described in this Agreement or the schedules hereto or otherwise disclosed in writing to the Purchaser.

                                 ARTICLE III.
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     As an inducement to the Company and the Shareholders to enter into this Agreement, Purchaser represents and warrants to the Company and the Shareholders as follows:

     SECTION 3.1   Incorporation and Authority of Purchaser. Purchaser is a
                   ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by each Shareholder and the Company) constitutes a legal, valid and binding obligation of the Purchaser, enforceable against Purchaser in accordance with its terms, subject to the effect, if any, of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect, if any, of general principles of equity.

     SECTION 3.2  No Conflicts. The execution, delivery and performance of this
                  ------------
Agreement by Purchaser do not and will not (a) violate or conflict with the certificate of incorporation, bylaws or other organizational documents of Purchaser; (b) assuming the requirements under the HSR Act (as defined in Section 2.23 above) are met, conflict with or violate any law, rule or regulation of, or any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with, any Governmental Authority applicable to Purchaser; or (c) conflict with, result in any breach of, constitute a default under (or constitute an event which with the giving of notice or lapse of time, or both, would become or result in a conflict, breach or default under), any agreement or obligation to which Purchaser is a party or subject and which would affect Purchaser's ability or authority to consummate the transactions contemplated hereby.

     SECTION 3.3  Investment Purpose. Purchaser is acquiring the Shares solely
                  ------------------
for the purpose of investment and not with a view to, or for offer of sale in connection with, any distribution thereof. Purchaser acknowledges that the Shares have not been registered, and represents and warrants that Purchaser is an "accredited investor" as such term is defined in rule 501 of Regulation D under the Security Act, as amended.

     SECTION 3.4  Brokers and Consultants. The Purchaser has employed no broker
                  -----------------------
or agent in connection with this Agreement, and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by the Purchaser.

                                  ARTICLE IV.
                             ADDITIONAL COVENANTS

     SECTION 4.1  Conduct of Business Prior to the Closing. From the date hereof
                  ----------------------------------------
through the Closing Date, the Company and the Shareholders covenant and agree that the Company shall conduct its business in the ordinary course consistent with past practice and shall use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company will not (i) issue any shares of the stock, warrants or stock equivalents or declare or make any payment on account of the purchase, redemption, retirement or acquisition of any Shares, (ii) declare any dividends or make any distributions to its Shareholders (other than those distributions made to the Shareholders in accordance with Section 2.7(b) hereof), (iii) incur any indebtedness from borrowed money except in the ordinary course of business consistent with past practice, (iv) subject the assets of the Company to any additional liens or encumbrances, (v) adopt or propose any change in its articles of incorporation or bylaws, (vi) merge or consolidate with any other Person, acquire a material amount of assets of any other Person or, except as listed on Schedule 4.1 attached, make any additional capital expenditure or
          ------------
acquire any additional fixed assets, (vii) sell, lease, license or otherwise dispose of any material assets or property except (1) pursuant to existing contracts or commitments and (2) in the ordinary course consistent with past practice; provided, however, that in no event will the Company sell, lease,
          --------  -------
license or otherwise dispose of any asset or assets having a value greater than $50,000 singly or $100,000 in the aggregate without the prior written consent of Purchaser; and provided further, that nothing in this subparagraph (vii) shall
               -------- -------
prevent the Company from selling inventory in the ordinary course of its business consistent with past practice, (viii) enter into or renew (whether by exercise of option or otherwise) or amend in any respect any Material Contract or any lease identified in Section 2.27 above without the prior written consent of Purchaser,
(ix) increase compensation or benefits to any officer, director or employee of the Company or pay any bonus, severance or termination pay to such officer, director or employee of the Company, (x) take or agree or commit to take any action that would make any representation or warranty of the Company or any Shareholder inaccurate in any respect at or prior to the Closing Date (including, without limitation the representation and warranty set forth in Section 2.8 (Absence of Certain Changes, Events and Conditions) above) or omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time, or (xi) permit the Company to agree or commit to do any of the foregoing.

     SECTION 4.2  Access to Information.
                  ---------------------

          (a) From the date hereof through the Closing Date, the Company and Shareholders agree to (i) provide Purchaser and its independent accountants, legal counsel, environmental consultants and other authorized representatives with full access to the Company's properties, facilities, books, records, financial operating data, contracts and other materials of the Company at reasonable times for the purpose of Purchaser's conducting a complete and thorough investigation, analysis and review of the Company, (ii) furnish to Purchaser, its independent accountants, legal counsel, environmental consultants and other authorized representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request, and
(iii) instruct the employees, counsel and financial and other advisors of the Company to cooperate with Purchaser in its investigation of the Company; provided, however, that no investigation pursuant to this Section shall limit or
--------  -------
otherwise affect any representation or warranty given by the Company and the Shareholders hereunder.

          (b) From the date hereof through the Closing Date, and at such times as are mutually agreed upon between the Company and the Shareholders, on the one hand, and the Purchaser, on the other hand, the Purchaser shall be permitted to contact certain of the Company's customers selected by the Purchaser, for the purposes of investigating customer satisfaction (the "Customer Satisfaction
                                                      ---------------------
Investigation"). During the conduct of its Customer Satisfaction Investigation,
-------------
if the Purchaser determines, in its sole discretion, that the results thereof are unfavorable and will cause the Purchaser not to consummate the closing of the transactions contemplated by this Agreement, the Purchaser promptly shall notify the Company and the Shareholders of such results and its determination not to consummate the transactions contemplated hereby.

     SECTION 4.3  Consents; Satisfaction of Closing Conditions. The Shareholders
                  --------------------------------------------
and the Company will use their best efforts to obtain, at the Shareholders' and Company's sole cost and expense, all consents (including, without limitation, Landlord Consents (as defined in Section 5.2(d) below)) from third parties necessary or advisable in order to permit the consummation of the transactions contemplated in this Agreement without impairing the validity or effectiveness of any lease or other contract to which the Company is a party, and to obtain the satisfaction on or before the Closing Date of the conditions specified in
Section 5.2.

     SECTION 4.4  Notices of Certain Events. The Company and the Shareholders
                  -------------------------
shall promptly notify Purchaser of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication (other than any routine or incidental notice or communication) from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

          (c) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the Company and the Shareholders, threatened against, relating to or involving or otherwise affecting the Company which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 2.8 hereof, or which relate to the consummation of the transactions contemplated by this Agreement; and

          (d) any fact or circumstance which would make any representation or warranty untrue or inaccurate in any material respect as of the Closing Date.

     SECTION 4.5  Certain Taxes Arising in Connection with this Agreement. All
                  -------------------------------------------------------
transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any state gains tax, city transfer tax, and any similar Tax imposed in other states or subdivisions) shall be borne and paid by the Shareholders when due.

     SECTION 4.6  Tax Matters. The Company will prepare the tax returns for all
                  -----------
periods ended on or prior to the Closing, and the Purchaser will prepare all tax returns for periods ending after the Closing. In addition, the Purchaser will provide the Shareholders with access to such of its books and records as may be reasonably requested by the Shareholders in connection with federal, state and local tax matters relating to periods prior to the Closing. The parties hereto acknowledge that upon the Closing of the transactions contemplated by this Agreement, the Company's status as a subchapter S corporation for federal income tax purposes shall cease and that the taxable year of the Company in which such Closing occurs shall be divided into two (2) short taxable years (an S short year and a C short year). Except as may be set forth in Section 4.9 below, the S tax returns and the prior year returns shall be prepared in all respects consistently with the past practices of the Company.

     SECTION 4.7  Public Announcements. Prior to the Closing, no party to this
                  --------------------
Agreement shall make any public announcement of the transactions contemplated by this Agreement or otherwise communicate with any news media without prior written agreement of the Company and Purchaser except (a) in a mutually agreeable manner to the employees of the Company and (b) to the extent that such announcement is required by law. The Company and Purchaser shall cooperate as to the timing and contents of any such announcement.

     SECTION 4.8  Hart-Scott-Rodino Filing. Purchaser, the Company and the
                  ------------------------
Shareholders (as applicable) shall make appropriate filings of the Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby promptly upon the execution by the parties of this Agreement, and in no event later than within five business days following the date hereof. The Purchaser shall pay all of the filing costs and expenses of an "acquiring person" (as such term is defined in the HSR Act).

     SECTION 4.9  Section 338(h)(10) Election. At Purchaser's option, the
                  ---------------------------
Shareholders agree to join with the Purchaser in making a timely election on Form 8023 under Sections 338(g) and 338(h)(10) of the Code (and any corresponding elections under state, local or foreign law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the
 ---------------------------
Shares of the Company hereunder, and if the Purchaser makes such an election, the Purchaser shall pay to the Shareholders as additional consideration any additional income tax due by the Shareholders as a result of such election, including any additional taxes that may be assessed by federal or state taxing authorities upon later examination of tax returns, and including any penalties and additions to tax that may result from such examination and assessment. The total payment to the Shareholders shall be "grossed-up" to cover the additional income taxes that may be payable upon the receipt of this payment of additional consideration in an amount sufficient to place the Shareholders in the same after-tax position as if no such additional taxes or other amounts were due from the Shareholders. It is further agreed that any taxes imposed on the Company, including built-in gains tax, that may result from such election are the sole responsibility of the Purchaser, and that no decrease or offset of any kind shall be made against the above payment to the Shareholders for additional taxes. The parties agree that in the event of a
Section 338(h)(10) Election, the Purchase Price and the liabilities of the Company shall be allocated to the assets of the Company for tax purposes in a manner consistent with such election. The Purchaser and the Shareholders will file all returns (included amended returns and claims for refunds) and information reports in a manner consistent with such allocation.

     SECTION 4.10  Expenses. The Purchaser will pay the fees, expenses and
                   --------
disbursements of the Purchasers and its agents, representatives, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments hereto. The Shareholders will pay the fees, expenses and disbursements of the Company and the Shareholders and their respective agents, representatives, financial advisors, accountants and counsel (including, without limitation, the obligations described on Schedule 2.22)
                                                             -------------
incurred in connection with the execution, delivery and performance of this Agreement and any amendments hereto.

     SECTION 4.11  Disclosure. Each Shareholder acknowledges and agrees that the
                   ----------
due diligence review and inspections by Purchaser and its representatives shall not waive, or release the Shareholders from, any of the Shareholders' responsibilities, warranties or covenants under this Agreement. The disclosures in the schedules to this Agreement, and those in any supplement thereto, shall relate only to the representations and warranties in the section of this Agreement to which each schedule expressly relates and to no other representation or warranty. To the extent that any matter is to be "specifically provided," "set forth" or "identified" in any schedule to this Agreement, or subject to words of similar import, such matter must be specifically set forth or identified in the schedule and will not be effectively disclosed merely by virtue of appearing in a document included in such schedule.

     SECTION 4.12  [INTENTIONALLY OMITTED]

     SECTION 4.13  Further Assurances. At any time on or after the Closing Date,
                   ------------------
each party will execute and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by another party to consummate the transactions contemplated hereby.

     SECTION 4.14  Certain Receivables Matters. Notwithstanding anything in this
                   ---------------------------
Agreement or any disclosure schedule or exhibit hereto to the contrary, with respect to that certain outstanding account receivable balance in the approximate amount of $882,889.80 due from World Xchange (the "World Xchange
                                                               -------------
Receivable") relating to an advertising campaign which ran from December 1998 to
----------
April 1999, the Purchaser agrees that, after the Closing, it shall cause the Company to use its reasonable best efforts (which efforts shall not include, without limitation, the Company's entering into reduced supplier rates or future quotas on the placement of other advertising, commencing legal action or otherwise expending funds on collection efforts by third parties) to collect such receivable. The parties hereto agree that should such World Xchange Receivable not be collected in full by the Company within 120 days after the

Closing Date (net of any recoveries or credits from publishers), upon thirty days' written notice thereof from the Purchaser to the Shareholders, the amount of the World Xchange Receivable remaining outstanding, together with reasonable costs expended by the Company in its efforts to collect the World Xchange Receivable, shall be paid by the Shareholders to the Company in immediately available funds, in which case such receivable shall be assigned to the Shareholders of the Company.

     SECTION 4.15  Working Capital Adjustment. The Purchase Price to be paid by
                   --------------------------
the Purchaser to the Shareholders shall be adjusted as follows: to the extent that the Working Capital of the Company is less than $680,000, the Purchase Price shall be reduced, on a dollar-for-dollar basis, by such deficiency; provided, however, that notwithstanding anything in this Section 4.15 to the contrary, should an adjustment to the Purchase Price be made pursuant to Section 1.2(c) of this Agreement, the amount of such adjustment shall be included within the determination of any adjustment to be made pursuant to this Section 4.15, so that there are no multiple reductions for the same shortfall. For purposes of the Working Capital calculation, the World Xchange Receivable (as defined in
Section 4.14 hereof) shall be valued at its full face value.

                                  ARTICLE V.
                             CONDITIONS TO CLOSING

     SECTION 5.1   Conditions to Obligations of the Company and Shareholders.
                   ---------------------------------------------------------
     The obligations of the Company and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date (or on such other date as may be agreed by the parties), of each of the following conditions (any one or more of which may be waived by the Shareholders in their sole discretion).

          (a)  Representations and Warranties; Covenants Performed; Officer's
               --------------------------------------------------------------
Certificate. The representations and warranties of Purchaser contained in this
-----------
Agreement shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date, and all the covenants contained in this Agreement to be complied with by Purchaser on or before the Closing Date shall have been complied with, and the Shareholders shall have received a certificate to such effect signed by a duly authorized officer of Purchaser.

          (b)  Cash Payments. The Shareholders shall have received the aggregate
               -------------
Cash Payments, as set forth in Section 1.2(b) hereof.

          (c)  Deferred Payment. Purchaser shall have paid the Deferred Payment
               ----------------
into escrow under the Escrow Agreement.

          (d)  Escrow Agreement. Purchaser and the escrow agent shall have
               ----------------
executed an Escrow Agreement in the form of Exhibit 1.2(b) attached.
                                            --------------

          (e)  Consulting Agreements. At the Closing, the Company shall have
               ---------------------
entered into a six-month consulting agreements with each of Gordon and West, in the forms of Exhibits 5.1(e)(i) and 5.1(e)(ii) attached (the "Consulting
             ------------------     ----------                ----------
Agreements").
----------

          (f)  HSR Act. Any filing and waiting period (and any extension
               -------
thereof) requirements under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated and no order, ruling or decision shall have been issued under the HSR Act prohibiting the consummation of the transactions contemplated hereby.

          (g)  Legal Opinion. The Shareholders and the Company shall have
               -------------
received from counsel to the Purchaser a legal opinion, addressed to the Shareholders and the Company and dated the Closing Date, containing opinions set forth in Exhibit 5.1(g) attached hereto.
         --------------

     SECTION 5.2  Conditions to Obligations of Purchaser. The obligations of the
                  --------------------------------------
Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date (or on such other date as may be agreed by the parties), of each of the following conditions (any one or more of which may be waived by Purchaser in its sole discretion):

          (a)  Representations and Warranties; Covenants Performed;
               ----------------------------------------------------
Shareholders' Certificates; Officer's Certificate. The representations and
-------------------------------------------------
warranties of the Company and the Shareholders contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date, and all the covenants contained in this Agreement to be complied with by the Company and the Shareholders on or before the Closing Date shall have been complied with, and the Purchaser shall have received a certificate to such effect from each Shareholder and from an officer of the Company.

          (b)  Stock Certificates. Each Shareholder shall have executed and
               ------------------
delivered to Purchaser free and clear of all Stock Encumbrances a certificate or certificates representing the Shares to be sold by such Shareholder to Purchaser hereunder, duly endorsed for transfer to the Purchaser.

          (c)  Consents. The Company and/or the Shareholders shall have obtained
               --------
and delivered to the Purchaser written consents to the transaction contemplated herein from, and there shall have been given any required notices of the transaction contemplated herein to, the appropriate party to or issuer of each Material Contract, agreement, plan, policy, lease (other than the leases referred to in paragraph (d) below), permit, license and other document or instrument specified in any schedule hereto as requiring such consent or notice, without change in the financial terms thereof or, in the aggregate, any cost to the Company payable by the Company following the Closing in connection with obtaining such consents or giving such notices. No court, arbitrator or governmental body, agency or official shall have issued any order or adopted any statute, rule or regulation which, in the opinion of the Purchaser, would materially restrain the operation by the Purchaser of the business of the Company after the Closing Date.

          (d)  Consents of Lessors. The Company and the Shareholders shall have
               -------------------
obtained and delivered to the Purchaser written consents to the transaction contemplated by this Agreement of, or notice of the transaction contemplated by this Agreement to, lessors to the Leases. Each lessor under any lease referred to in this paragraph shall have executed and delivered to the Company and Purchaser a certificate substantially in the form of Exhibit 5.2(d) attached
                                                     --------------
hereto (the "Landlord Consents").
             -----------------

          (e)  Acquisition Restrictive Covenant Agreements. Each Shareholder
               -------------------------------------------
shall have executed and delivered to Purchaser an acquisition restrictive covenant agreement in favor of the Purchaser, agreeing for a period of five (5) years following the Closing Date not to directly or indirectly engage in a business competitive with the Company within the geographic area referred to therein, in the form of Exhibit 5.2(e) attached hereto (the "Acquisition
                        --------------                       -----------
Restrictive Covenant Agreements").
-------------------------------

          (f)  Legal Opinion. The Purchaser shall have received from counsel to
               -------------
the Company and Shareholders a legal opinion, addressed to the Purchaser and dated the Closing Date, containing opinions set forth in Exhibit 5.2(f) attached
                                                         --------------
hereto.

          (g)  Escrow Agreement. The Shareholders and the escrow agent shall
               ----------------
have executed the Escrow Agreement.

          (h)  HSR Act. Any filing and waiting period (and any extension
               -------
thereof) requirements under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated and no order, ruling or decision shall have been issued under the HSR Act prohibiting the consummation of the transaction contemplated hereby or materially interfering with or imposing any conditions on Purchaser's ownership of, or ability to supervise the operations of, the Company.

          (i)  Corporate Minute Books; Secretary's Certificate. The Company
               -----------------------------------------------
shall have delivered the original corporate minute books of the Company to the Purchaser. The corporate minute books shall contain minutes and consents of all Board and shareholders' actions and meetings, cancelled stock certificates of all previously issued, but no longer outstanding, stock certificates of the Company, a recently issued good standing certificates from the State of New York and those states in which the Company is qualified to do business as a foreign corporation, the resignations of all officers and directors of the Company effective the close of business on the Closing Date, copies of the Articles of Incorporation of the Company and any amendments thereto certified by the office of the Secretary of State of New York, the Bylaws of the Company, and the stock ledger with all issued or previously issued stock certificates accounted for. In addition, the Company shall have delivered to the Purchaser a certificate of the Company's Secretary relating to (i) the Company's Articles of Incorporation, stating that such articles have not been amended since the date of certification by the New York Secretary of State, (ii) the Company's Bylaws, stating that such Bylaws have not been amended from the form presented, (iii) resolutions adopted by the Company's Board of Directors authorizing and directing the execution and delivery of this Agreement (and the document related hereto) by the Company, and
(iv) the incumbency and genuiness of the signature of each officer of the Company executing this Agreement and the Documents related hereto.

          (j)  Releases. Each officer and director of the Company shall have
               --------
executed and delivered to the Purchaser a general release of the Company in the form of Exhibit 5.2(j) attached.
        --------------

          (k)  Resignations. Each officer and/or director of the Company shall
               ------------
have executed and delivered to the Purchaser a resignation of his or her position as an officer and/or director of the Company, in the form of Exhibit
                                                                      -------
5.2(k) attached.
------

          (l)  Consulting Agreements. At the Closing, each Shareholder shall
               ---------------------
have entered into a Consulting Agreement with the Company.

          (m)  Customer Satisfaction Investigation. The Purchaser shall have
               -----------------------------------
completed its Customer Satisfaction Investigation and have been satisfied with the results thereof.

          (n)  Intellectual Property Agreements. The Purchaser shall have
               --------------------------------
received all of the executed Intellectual Property Agreements.

          (o)  Bank Accounts. The signatories to the Company's bank accounts
               -------------
shall have been changed to the Purchaser's reasonable satisfaction.

          (p)  Employment Agreements. The Employment Agreements executed by each
               ---------------------
of the Shareholders with the Company shall be terminated and cancelled.

          (q)  Apartment Lease Termination. The Lease of Single Family Residence
               ---------------------------
(Including, Apartments, Townhomes, Condominiums and Detached Houses) dated July 1, 1991 (the "Apartment Lease"), by and between Gordon and West, on the one hand
              ---------------
(as owner), and the Company, on the other hand (as tenant), for the apartment located at 332 East 84th Street, no. 6-A, New York, New York, shall be terminated and cancelled.

                                  ARTICLE VI.
                                INDEMNIFICATION

     SECTION 6.1  Survival of Representations, Warranties and Covenants. The
                  -----------------------------------------------------
representations, warranties and covenants of the parties hereto shall survive the Closing for a period of two (2) years after the Closing Date; provided,
                                                                  --------
however, that following the Closing, any breach of any representation, warranty
-------
or covenant made by the Company or the Shareholders under (a) Sections 2.2 (Capital Stock of the Company) and 2.22 (Brokers) shall survive in perpetuity,
(b) Section 2.14 (Employee Benefit Plans) and 2.16 (Taxes) shall survive for the respective applicable statutes of limitations with respect to the matters contained therein, and (c) Section 2.31 (Environmental Compliance) shall survive for the applicable statutes of limitation for all releases, violations, liabilities, conditions or occurrences described in Section 2.31 existing or occurring on or before the Closing Date (such termination dates set forth in this Section 6.1 being collectively referred to as the "Expiration Dates"). If
                                                        ----------------
written notice of a claim has been given prior to, but not after, the applicable Expiration Date, then the relevant representations, warranties and covenants shall survive as to such claim, until the claim has been finally resolved.

     SECTION 6.2  Indemnification by the Shareholders. Except as otherwise
                  -----------------------------------
limited by this Article VI, each Shareholder, jointly and severally, shall indemnify, defend and hold harmless the Company, Purchaser, and Purchaser's shareholders, officers and directors, employees, representatives and agents and their respective successors and assigns (collectively, the "Purchaser
                                                            ---------
Indemnified Parties") from and against any and all claims, damages, liabilities,
-------------------
obligations, losses, costs, expenses (including, without limitation, reasonable legal costs and expenses) and judgments (at equity or at law) arising out of or resulting from (a) the breach of any representation, warranty or covenant of the Company or the Shareholders under this Agreement or any document, agreement or instrument delivered by the Company or the Shareholders under this Agreement,
(b) products manufactured, shipped or sold by the Company or its agents, or services provided by the Company, on or before the Closing Date, or (c) any claim, demand, action or proceeding by a third party relating to provisions of
(a) or (b) of this Section 6.2, whether or not such third party prevails in any such claim, demand, action or proceeding.

     SECTION 6.3  Indemnification by the Purchaser. Except as otherwise limited
                  --------------------------------
by this Article VI, Purchaser shall indemnify, defend and hold harmless the Shareholders and their respective heirs and beneficiaries from and against any and all claims, damages, liabilities, obligations, losses, costs, expenses (including, without limitation, reasonable legal costs and expenses) and judgments (at equity or at law) arising out of or resulting from the breach of any representation, warranty or covenant of the Purchaser under this Agreement or any document, agreement or instrument delivered by the Purchaser under this Agreement.

     SECTION 6.4  General Indemnification Provisions.
                  ----------------------------------

          (a) The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification is sought under Section 6.2 or 6.3 of this Agreement (such notice to state the nature and basis of the claim, demand, action or proceeding and, if determinable, a good faith, non-binding estimate of the amount relating thereto) and, if such claim, demand, action or proceeding is a claim, demand, action or proceeding by a third party ("Third Party Claim"), the indemnifying party will have the right, at its
        -----------------
own expense, to assume the defense thereof using counsel reasonably acceptable to the indemnified party, except in the case of a claim that relates to Taxes, as to which Purchaser shall assume the defense, and the Shareholders may, at their sole expense, participate in such defense. The indemnified party shall have the right to participate, at its own expense, with respect to any such Third Party Claim. After the indemnifying party has notified the indemnified party of its intention to undertake to defend or settle any such asserted liability, and for so long as the indemnifying party diligently pursues such defense, the indemnifying party shall not be liable for any additional legal expenses incurred by the indemnified party in connection with any defense or settlement of such asserted liability. In connection with any Third Party Claim, the parties thereto shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such Third Party Claim shall be settled without prior written consent of the indemnified party which consent may not be unreasonably withheld; provided, however, that if a
                                                --------  -------
firm, written offer is made to settle any such Third Party Claim and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall pay such amount to the indemnified party; (ii) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such Third Party Claim; and (iii) the maximum liability of the indemnifying party relating to such Third Party Claim shall be the amount of the proposed settlement, if the amount thereafter recovered from the indemnified party on such Third Party Claim is greater than the amount of the proposed settlement, and, to this end, the indemnified party shall reimburse the indemnifying party for any additional costs of defense which it subsequently incurs with respect to such claims and all additional costs of settlement or judgment.

          (b) Any payment pursuant to this Article VI shall be made not later than thirty (30) days after receipt by the indemnifying party of written notice from the indemnified party stating that an indemnifiable amount has been paid to a third party, and specifying the amount thereof and the amount of the indemnity payment requested.

     SECTION 6.5  Limits on Indemnification and Liability.
                  ---------------------------------------

          (a)  Basket.  The Purchaser shall not be entitled to assert any
               ------
indemnification right under this Agreement unless the aggregate amount of the Purchaser's indemnified claims and liability exceed $100,000 (the "Basket"), at
                                                                   ------
which time all amounts over the first $25,000 of the Basket shall become payable to the Purchaser, provided, however, that the Basket limitation shall not apply
                  --------  -------
with respect to (i) the Purchase Price adjustment, if any, to be made in accordance with Section 1.2(c)(Net Book Value) or Section 4.15 (Working Capital), (ii) the payments, if any, to be made by the Shareholders pursuant to
Section 4.14 (Certain Receivables Matters), or (ii) any breaches of representations, warranties or covenants contained in Sections 2.2 (Capital Stock of the Company) or 2.22 (Brokers).

          (b)  Maximum Indemnification Amount. The indemnification obligations
               ------------------------------
of the Shareholders under this Article VI shall be limited, in the aggregate, to $8,000,000 (the "Maximum Indemnification Amount"); provided, however, that the
                 ------------------------------    --------  -------
Maximum Indemnification Amount limitation shall not apply with respect to any breaches of representations, warranties or covenants contained in Sections 2.2 (Capital Stock of the Company), 2.22 (Brokers) or 2.26 (No Undisclosed Liabilities, but only to the extent that the Company or the Shareholders had knowledge of such undisclosed liabilities).

          (c) Notwithstanding the foregoing subparagraphs (a) and (b), the indemnification limitations set forth in this Section 6.5 shall not apply to (i) any Shareholder's indemnification obligations arising from fraud or intentional misrepresentation by the Company or the Shareholders or (ii) the matters set forth in Section 4.14 hereof.

     SECTION 6.6  Payment of Claims and Adjustments. To provide a fund against
                  ---------------------------------
which the Purchaser may assert claims of indemnification under this Article VI, and to provide a fund for the Purchase Price adjustments, if any, to be made in accordance with Sections 1.2(c) and 4.15 hereof, the Deferred Payment has been withheld from payment to the Shareholders as set forth in Section 1.2(b) hereof and deposited into escrow at the Closing, pursuant to the Escrow Agreement. All indemnification by the Shareholders under this Article VI, and all Purchase Price adjustments, if any, to be made pursuant to Sections 1.2(c) and 4.15 hereof, shall be made first by means of an indemnification claim or an adjustment claim, as applicable, against the Deferred Payment pursuant to the Escrow Agreement. To the extent that the Deferred Payment is insufficient to cover the claim and/or adjustment, the balance of the claim and/or adjustment will be paid promptly by the Shareholders. The right of payment set forth herein shall not be exclusive of any other right or remedy Purchaser may have, whether under this Agreement or any other document delivered hereunder, or at law or in equity.

     SECTION 6.7  No Recourse Against the Company. On and after the Closing
                  -------------------------------
Date, each Shareholder shall have no claim for indemnification, contribution or other recourse against the Company (all of which hereby are expressly waived by the Shareholders) in connection with any claim made by the Purchaser against the Shareholders, whether pursuant to this Article VI or otherwise.

                                 ARTICLE VII.
                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1  Termination. This Agreement may be terminated at any time
                  -----------
prior to the Closing:

          (a) by the mutual written consent of the Shareholders and the Purchaser; or

          (b) by either the Shareholders and the Company, on the one hand, or Purchaser, on the other, if the Closing shall not have occurred by August 31, 1999; provided, however, that the right to terminate this Agreement under this
      --------  -------
Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in the failure of, the Closing to occur on the Closing Date and nothing contained herein shall relieve such party from liability for breach of this agreement.

     SECTION 7.2  Waiver.  At any time prior to the Closing, either the
                  ------
Shareholders or the Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, or (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of either the Shareholders or Purchaser to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                 ARTICLE VIII.
                              GENERAL PROVISIONS

     SECTION 8.1  Notices.  Any notice, demand, claim, or other communication
                  -------
required or permitted under this Agreement shall be in writing and shall be effectively given only if mailed by United

States certified or registered mail, postage prepaid, return receipt requested, or sent by a national commercial courier service, return receipt requested for next day delivery, to be confirmed in writing by such courier, or by hand delivery, or confirmed by signed receipt, and shall be deemed to have been given, delivered and received three business days after the same is deposited at a regularly maintained post office of the United States Postal Service, twenty-four (24) hours after the same is deposited with such a courier service, or upon hand delivery of the same, as applicable, to the parties at the following addresses (or at such other address as a party may specify by notice to the others, provided that notice of change of address shall be effective only upon receipt):

     If to the Shareholders:       Colleen Gordon
                                   479 El Cielito Road
                                   Santa Barbara, California 93105

                                   Kevin West
                                   479 El Cielito Road
                                   Santa Barbara, California  93105

     With a copy to:               Thelen, Reid & Priest, LLP
                                   333 West San Carlos Street, 17th Floor
                                   San Jose, California  95110-2701
                                   Attn: Jay L. Margulies, Esq.

     If to the Company:            Market Place Media
                                   26 Castilian Drive
                                   Santa Barbara, California  93117
                                   Attn: Chief Executive Officer

     With a copy to:               Thelen, Reid & Priest, LLP
                                   333 West San Carlos Street, 17th Floor
                                   San Jose, California  95110-2701
                                   Attn: Jay L. Margulies, Esq.

     If to Purchaser:              College Television Network, Inc.
                                   5784 Lake Forrest Drive
                                   Suite 275
                                   Atlanta, Georgia  30378
                                   Attn: Jason Elkin, Chief Executive Officer

     With a copy to:               Morris, Manning & Martin, L.L.P.
                                   1600 Atlanta Financial Center
                                   3343 Peachtree Road, N.E.
                                   Atlanta, Georgia  30326-1044
                                   Attn: Neil H. Dickson, Esq.

     SECTION 8.2  Headings. The headings contained in this Agreement are for
                  --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.3  Severability. If any term or other provision of this Agreement
                  ------------
is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that transactions contemplated hereby are fulfilled to the greatest extent possible.

     SECTION 8.4  Entire Agreement. This Agreement constitutes the entire
                  ----------------
agreement among the parties and supersedes all prior agreements and undertakings with respect to the subject matter hereof.

     SECTION 8.5  Assignment. This Agreement and all rights and obligations
                  ----------
hereunder may not be assigned or transferred without the prior written consent of the other parties hereto; provided, however, Purchaser shall have the right
                             --------  -------
to assign any or all of the rights, assets or covenants under this Agreement to an affiliate of Purchaser. For purposes of this Agreement, the term "affiliate" shall mean with respect to Purchaser a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Purchaser.

     SECTION 8.6  No Third-Party Beneficiaries. This Agreement is for the sole
                  ----------------------------
benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     SECTION 8.7  "Knowledge" Defined. As used in the Agreement, the terms "to
                   ------------------
the knowledge of the Company," "to the Company's knowledge," and words of similar import with respect to the Company shall include the actual knowledge of certain executives of the Company set forth hereafter, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matter at hand. The Company's executives shall consist of Colleen Gordon, Kevin West, Andrew Sawyer and Greg Anthony. As used this Agreement, the terms "to the knowledge of the Shareholders," "to the Shareholders' knowledge," and words of similar import with respect to the Shareholders shall include the knowledge of each such Shareholder, together with the knowledge a reasonable person in such Shareholder's position would have obtained after making reasonable inquiry and after exercising reasonable diligence with respect to the matter at hand.

     SECTION 8.8  Amendment. This Agreement may not be amended, supplemented or
                  ---------
modified except by an instrument in writing making specific reference to this Agreement and signed by the parties hereto.

     SECTION 8.9  Counterparts. This Agreement may be executed in one or more
                  ------------
counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

     SECTION 8.10 Binding Agreement. This Agreement shall be binding upon and
                  -----------------
inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     SECTION 8.11 Governing Law; Binding Arbitration.
                  ----------------------------------

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAWS.

          (b) Except as otherwise specifically provided herein, all disputes arising under this Agreement shall be submitted to and settled by arbitration. Arbitration shall be by one (1) arbitrator selected in accordance with the rules of the American Arbitration Association, Los Angeles, California ("AAA"), by the
                                                                   ---
AAA. The hearing before the arbitrator shall be held in Los Angeles, California and shall be conducted in accordance with the rules existing at the date thereof of the AAA, to the extent not inconsistent with this Agreement. The decision of the arbitrator shall be final and binding as to any matters submitted to them under this Agreement. All costs and expense incurred in connection with any such arbitration proceeding and those incurred in any civil action to enforce the same shall be borne by the party against which the decision is rendered.


                       [SIGNATURES APPEAR ON NEXT PAGE]

                 [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, under seal, as of the date first written above.


                                        "PURCHASER"

                                        COLLEGE TELEVISION NETWORK, INC.


                                        By: /s/ Jason Elkin
                                           -------------------------------
                                        Title: CEO/CHAIRMAN
                                              ----------------------------

                                                  [CORPORATE SEAL]


                                        "COMPANY"

                                        ARMED FORCES COMMUNICATIONS,
                                        INC. d/b/a MARKET PLACE MEDIA


                                        By: /s/ Colleen Gordon
                                           -------------------------------
                                        Title: CEO
                                              ----------------------------
                                                  [CORPORATE SEAL]


                                        "SHAREHOLDERS"


/s/ Kevin West                          /s/ Colleen Gordon          (L.S.)
--------------------------              ----------------------------------
Witness                                 COLLEEN GORDON, Individually


/s/ Colleen Gordon                      /s/ Kevin West              (L.S.)
--------------------------              ----------------------------------
Witness                                 KEVIN WEST, Individually